Exhibit 99.1

Kyverna Therapeutics Appoints Mayo Pujols as Chief Technology Officer

Mr. Pujols brings more than 30 years of technical operations expertise to role, scaling commercial manufacturing for CAR T-cell therapies and complex biologics,

as Kyverna advances towards launch of miv-cel

EMERYVILLE, Calif., Feb. 3, 2026 – Kyverna Therapeutics, Inc. (Nasdaq: KYTX), a clinical stage biopharmaceutical company developing cell therapies for patients with autoimmune diseases, today announced the appointment of Mayo Pujols as its Chief Technology Officer (CTO), effective February 9, 2026.

Mr. Pujols brings more than 30 years of technical operations experience to the role with a deep background in leading late-stage and commercial manufacturing for cell and gene therapies. His work spans both large-scale and smaller biopharmaceutical companies with a proven track record of successfully advancing programs across their lifecycles. He succeeds Karen Walker, who is retiring. Ms. Walker will serve in a consultative capacity to ensure a seamless transition and continuity for the Company’s biologics license application (BLA) submission for miv-cel (mivocabtagene autoleucel, KYV-101) in stiff person syndrome.

“We are very pleased to welcome Mayo as we transition to a commercial-stage company in preparation for the potential launch of miv-cel in stiff person syndrome, while continuing to innovate with our next-generation pipeline,” said Warner Biddle, Chief Executive Officer of Kyverna. “Mayo’s proven track record of disciplined execution and operational delivery will be instrumental to Kyverna as we seek to advance manufacturing operations and delivery of our CAR T-cell therapies to patients with autoimmune diseases. On behalf of the Kyverna leadership team, I also want to thank Karen for the significant contributions she has made in building our technical operations capabilities, which have supported the Company’s successful execution and leadership position in autoimmune CAR T.”

Most recently, Mr. Pujols served as Chief Operating Officer of Castle Creek Biosciences, where he oversaw late-stage autologous cell therapy operations. Prior to Castle Creek, Mr. Pujols served as CTO at Rocket Pharmaceuticals, where he guided multiple gene therapy programs through key regulatory milestones. He also previously served as CEO of Andelyn Biosciences, a contract development and manufacturing company, where he built and scaled the business to serve cell and gene therapy companies. Earlier in his career, Mr. Pujols held several global technical operations positions, including as the Global Head of Cell and Gene Therapy at Novartis and Vice President of Global CAR T Operations and Technology at Celgene as well as senior roles at Advaxis, Merck, AstraZeneca/MedImmune and Schering Plough.

“I am excited to join Kyverna at this pivotal time and help advance the organization into its next critical phase of growth,” said Mr. Pujols. “The Company has demonstrated remarkable progress in advancing miv-cel towards registration and establishing first-in-class leadership in autoimmune CAR T. I look forward to working with the team to further accelerate our technical operations to support the launch of the Company’s transformative therapies for patients living with autoimmune diseases.”

Mr. Pujols holds an M.S. in Chemical Engineering from Columbia University and a B.E. in Chemical Engineering from Stevens Institute of Technology.

Exhibit 99.1

Inducement Grant

In connection with the appointment of Mr. Pujols as Kyverna's Technology Officer, on his start date, expected to be February 9, 2025, Kyverna will grant Mr. Pujols an option to purchase 300,000 shares of its common stock (Option). The Option will be granted pursuant to the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan and will be granted as an inducement material to Mr. Pujols’ employment with Kyverna in accordance with Nasdaq Listing Rule 5635(c)(4). The exercise price of the Option will be the closing price of Kyverna's common stock on the date of grant. The Option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of Mr. Pujols’ appointment and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Mr. Pujols’ continued service to Kyverna on each vesting date. Kyverna is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About miv-cel (mivocabtagene autoleucel, KYV-101)
Miv-cel is a fully human, autologous, CD19-targeting CAR T-cell therapy with CD28 co-stimulation, designed for potency and tolerability, which is under investigation for B-cell-driven autoimmune diseases. With a single administration, miv-cel has potential to achieve deep B-cell depletion and immune system reset to deliver durable drug-free, disease-free remission in autoimmune diseases.

About Kyverna Therapeutics
Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a clinical-stage biopharmaceutical company focused on liberating autoimmune patients through the curative potential of cell therapy. Kyverna’s lead autologous CD19-targeting CAR T-cell therapy candidate, miv-cel (mivocabtagene autoleucel, KYV-101), has demonstrated the potential to fundamentally change the treatment paradigm across multiple B-cell-driven autoimmune diseases. Kyverna is advancing its potentially first-in-class neuroimmunology franchise with its recently completed registrational trial in stiff person syndrome and an ongoing registrational trial for generalized myasthenia gravis. The Company is also harnessing other KYSA trials and investigator-initiated trials, including in multiple sclerosis and rheumatoid arthritis, to inform the next priority indications. Additionally, its next generation pipeline includes CAR T-cell therapies deploying novel innovations to improve patient access and experience. For more information, please visit https://kyvernatx.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include, without limitation, those related to: Kyverna’s next phase of growth, including its potential transition to a commercial-stage company; the potential launch of miv-cel in stiff person syndrome; Kyverna’s pipeline opportunities; the potential optimization of Kyverna’s manufacturing and patient delivery of its CAR T-cell therapies to patients with autoimmune diseases and Kyverna’s potentially first-in-class neuroimmunology franchise. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to market conditions, the possibility that results from prior clinical trials, named-patient access activities and preclinical studies may not necessarily be predictive of future results; the

Exhibit 99.1

possibility that the past track records of Kyverna and its personnel may not be repeated or indicative of future success; and other factors discussed in the “Risk Factors” section of Kyverna’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on the current expectations of Kyverna’s management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Investors: InvestorRelations@kyvernatx.com
Media: media@kyvernatx.com